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                                                                     EXHIBIT 4.2



THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE TERMS HEREOF.

                            EXERCISABLE ON OR BEFORE
                     5:30 P.M., CENTRAL TIME, APRIL 23, 2002

NO. W-_____________                                         WARRANTS TO PURCHASE
                                               __________ SHARES OF COMMON STOCK

                               WARRANT CERTIFICATE

         This Warrant Certificate certifies that __________________, or registered assigns, is the registered holder of ________ Warrants to purchase initially, at any time from June 1, 1999 until 5:30 p.m. New York time on April 23, 2002 ("Expiration Date"), up to _______ fully-paid and non-assessable shares of common stock, $.01 par value ("Common Stock"), of INTERNATIONAL ISOTOPES INC., a Texas corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $10.00 per share of Common Stock upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein. Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company and by surrender of this Warrant Certificate.

         No Warrant may be exercised after 5:30 p.m., central time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are subject to the following description of the rights, limitation of rights, obligations, duties and immunities hereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.


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         1. Exercise of Warrant. This Warrant is initially exercisable at an initial exercise price (subject to adjustment as provided in Section 6 hereof) per share of Common Stock set forth in Section 6 hereof payable by certified or official bank check in Clearing House funds, subject to adjustment as provided in Section 6 hereof. Upon surrender of this Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the shares of Common Stock purchased at the Company's principal executive offices in Texas (presently located at 3100 Jim Christal Road, Denton, Texas 76207-9987) the registered Holder of this Warrant Certificate shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by this Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants). Warrants may be exercised to purchase all or part of the shares of Common Stock represented thereby. In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock purchasable hereunder.

         2. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for shares of Common Stock and/or other securities, properties or rights underlying such Warrants, shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder hereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 3 and 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder hereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         This Warrant Certificate and the certificates representing the shares of Common Stock underlying the Warrants (and/or other securities, property or rights issuable upon the exercise of the Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the then Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company. This Warrant Certificate shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

         3. Restriction On Transfer of Warrants. The Holder of this Warrant Certificate, by its acceptance hereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date of receipt hereof.



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         4. Exercise Price.

         4.1 Initial and Adjusted Exercise Price. Except as otherwise provided in Section 6 hereof, the initial exercise price of each Warrant shall be $10.00 per share of Common Stock. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 6 hereof.

         4.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

         5. Registration Rights.

         5.1 Registration Under the Securities Act of 1933. The Company hereby covenants to file, within 45 days of the date hereof, and have declared effective, within 90 days of the date hereof, a Registration Statement (the "Registration Statement") with the Securities and Exchange Commission to register the shares of Common Stock underlying the Warrants represented by this Warrant Certificate. The Company further agrees and covenants promptly to file post-effective amendments to such Registration Statement as may be necessary in order to maintain its effectiveness and otherwise to take such action as may be necessary to maintain the effectiveness of such Registration Statement for three years from its effectiveness. In the event that, for any reason, whatsoever, the Company shall fail to maintain the effectiveness of the Registration Statement, the certificates representing the Common Stock issuable upon exercise of the Warrants shall bear the following or a similar legend:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or
                  (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

         5.2 Covenants of the Company With Respect to Registration. In connection with the registration under Section 5.1 hereof, the Company covenants and agrees as follows:

                  (a) The Company shall use its best efforts to file a Registration Statement within forty-five (45) days of receipt of the date hereof, shall use its best efforts to have such registration statement declared effective within ninety (90) days of the date hereof, shall furnish each Holder desiring to sell Common Stock such number of prospectuses as shall reasonably be requested, and shall maintain the effectiveness of the Registration Statement until the earlier of three (3) years from its effective date or the date upon which all shares registered thereunder have been sold.





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                  (b) The Company shall pay all costs (excluding fees and
expenses of Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with the registration statement filed pursuant to Section 5.1 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses.

                  (c) The Company will take all necessary action which may be required in qualifying or registering the Common Stock included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                  (d) The Company shall indemnify the Holder(s) of the Common Stock to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement.

                  (e) The Holder(s) of the Common Stock to be sold pursuant to the Registration Statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement.

                  (f) Nothing contained in this Warrant Certificate shall be construed as requiring the Holder to exercise its Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

                  (g) The Company shall be permitted to include Common Stock of other shareholders of the Company in the registration statement filed pursuant to Section 5.1 hereof.

         6. Adjustments to Exercise Price and Number of Securities.

         6.1 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.


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         6.2 Stock Dividends and Distributions. In case the Company shall pay a dividend in, or make a distribution of, shares of Common Stock or of the Company's capital stock convertible into Common Stock, the Exercise Price shall forthwith be proportionately deceased. An adjustment made pursuant to this
Section 6.2 shall be made as of the record date for the subject stock dividend or distribution.

         6.3 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 6, the number of shares of Common Stock issuable upon the exercise at the adjusted Exercise Price of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         6.4 Definition of Common Stock. For the purpose of this Warrant Certificate, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Articles of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that the Company shall after the date hereof issue securities with greater or superior voting rights than the shares of Common Stock outstanding as of the date hereof, the Holder, at its option, may receive upon exercise of this Warrant either shares of Common Stock or a like number of such securities with greater or superior voting rights.

         6.5 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall assume the Company's obligations under this Warrant Certificate and the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

         6.6 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:

                  (a) Upon the issuance or sale of the Warrants or the Common Stock issuable upon the exercise of the Warrants;


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




                  (b) If the amount of said adjustment shall be less than two cents (2(cent)) per share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents (2(cent)) per share.

         7. Exchange and Replacement of Warrant Certificates. This Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of shares of Common Stock in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

         8. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

         9. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Warrant Certificate and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted.

         10. Notices to Warrant Holder. Nothing contained in this Warrant Certificate shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company.



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         11. Notices.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

                  (a) If to the registered Holder of this Warrant Certificate, to the address of such Holder as shown on the books of the Company; or

                  (b) If to the Company, to the address set forth in Section 1 hereof or to such other address as the Company may designate by notice to the Holder.

         12. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holder and its respective successors and assigns hereunder.

         13. Termination. This Warrant Certificate shall terminate at the close of business on April 23, 2002.

         14. Governing Law; Submission to Jurisdiction. This Warrant shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

         The Company and the Holder hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Warrant Certificate shall be brought and enforced in the courts of the State of Texas or of the United States of America for the Northern District of Texas, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Holder hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company and the Holder (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         15. Entire Agreement; Modification. This Warrant Certificate contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modifications or amendment is sought.

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

         16. Severability. If any provision of this Warrant Certificate shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Warrant Certificate.

         17. Captions. The caption headings of the Sections of this Warrant Certificate are for convenience of reference only and are not intended, nor should they be construed as, a part of this Warrant Certificate and shall be given no substantive effect.

         18. Benefits of this Warrant Certificate. Nothing in this Warrant Certificate shall be construed to give to any person or corporation other than the Company and any registered Holder(s) of this Warrant Certificate or any legal or equitable right, remedy or claim under this Warrant Certificate; and this Warrant Certificate shall be for the sole benefit of the Company and the registered Holder of this Warrant Certificate.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any negotiation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate shall have the meanings assigned to them herein.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

Dated as of June 15, 1999

                                           INTERNATIONAL ISOTOPES INC




                                           By:
                                              ----------------------------------
                                                    Ira Lon Morgan, Ph.D.
                                                    Chairman and Treasurer

                                           By:
                                              ----------------------------------
                                                          Carl Seidel
                                                        President & CEO



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



              [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 1]

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:


[  ]  _____________     Shares of Common Stock;

and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of International Isotopes Inc. in the amount of $______________, all in accordance with the terms of Section 1 of the Warrant Certificate dated as of _________, 1999. The undersigned requests that a certificate for such securities be registered in the name of __________________ whose address is _______________ and that such
Certificate be delivered to _______________ whose address is
_____________________.




Dated:
       Signature
                --------------------------------------------
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate.)


                                        ----------------------------------------
                                        (Insert Social Security or Other
                                        Identifying Number of holder)




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



                              [FORM OF ASSIGNMENT]


             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)


         FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto




------------------------------------------------------------------------------


                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.



Dated:
       Signature
                --------------------------------------------
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate.)


                                        ----------------------------------------
                                        (Insert Social Security or Other
                                        Identifying Number of holder)




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